Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement, dated as of December 17, 2017 (this “Agreement”), is entered into by and among Sun BioPharma, Inc., a Delaware corporation (the “Company”) and Ryan R. Gilbertson (“Stockholder”).

WHEREAS, the Company and Stockholder have determined that the interests of the Company and its stockholders would be best served by entering into this Agreement in order to facilitate certain pending and future transactions involving the Company, among other matters.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

1.	Ownership. Stockholder represents and warrants with respect to himself that:

(a)

Stockholder is the beneficial owner of the Common Stock (as defined herein) and other Company securities reported in the Amendment No. 1 to Schedule 13D filed by Stockholder with the Securities and Exchange Commission (the “SEC”) on April 14, 2017 (the “Schedule 13D”) and the aggregate number of shares of Common Stock and other Company securities acquired after that date as reported in reports filed by Stockholder pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC after that date. Except for (i) Northern Capital Partners I, L.P. and (ii) Total Depth Foundation, no other Affiliate (as defined herein) or Associate (as defined herein) of Stockholder beneficially owns any shares of Common Stock.

(b)

The execution, delivery and performance of this Agreement by Stockholder does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to him or it, or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Stockholder is a party or by which he is bound.

2.	Definitions. For purposes of this Agreement:

(a)	The terms “Affiliate” and “Associate” have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The terms “beneficial owner” and “beneficial ownership” have the respective meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(c)	“Board” means the Board of Directors of the Company.

(d)	“Common Stock” means the Common Stock of the Company, $0.001 par value.

(e)

The terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(f)	“Securities Exchange” means any securities exchange that is then-recognized as a “national securities exchange” by the SEC.

(g)	“Standstill Period” means the period from the date of this Agreement until the earliest of:

(i)

the date, if any, that the Company, after a class of its securities has commenced trading on a Securities Exchange, ceases to have a class of its securities listed on a Securities Exchange on an irrevocable and non-appealable basis;

(ii)

the date, if any, that Stockholder’s beneficial ownership of Common Stock has remained below five percent (5.0%) of the then outstanding shares of Common Stock for ninety (90) consecutive calendar days; and

(iii)

March 31, 2018, provided, however, that if the Company has obtained approval for the listing of a class of its equity securities on a Securities Exchange on or before March 31, 2018, and has commenced trading on such Securities Exchange, then this clause (iii) shall have no force or effect.

3.

Standstill. Stockholder agrees that, during the Standstill Period, he will not, and he will cause each of his Affiliates or agents or other persons acting on his behalf not to, and will use reasonable best efforts to cause his Associates not to, whether acting alone, or in concert with any other person:

(a)

acquire, offer, seek or agree to acquire, directly or indirectly, by purchase or otherwise (collectively, “Acquire”), securities of the Company that would result in Stockholder having ownership (beneficial or otherwise) of greater than 16.4% of the outstanding common stock of the Company or any of its subsidiaries, including any direct or indirect rights or options to acquire such ownership whether or not subject to vesting or contingent upon any other future event;

(b)

other than pursuant to rights existing as of the date of this Agreement, participate or seek to participate in any future financing involving the Company, including but not limited to any credit facility or offering of debt or equity securities;

(c)	encourage or assist any other person to undertake any actions that would result in a breach of clause (a) or clause (b) above.

4.

Specific Performance. Stockholder acknowledges and agrees, on behalf of himself and his Affiliates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company will be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Minnesota, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

5.

Jurisdiction. Each party hereto agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in any state or federal court in the State of Minnesota (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10 of this Agreement will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the state or federal courts in the State of Minnesota, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

6.

Applicable Law. This agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Minnesota applicable to contracts executed and to be performed wholly within such state, without giving effect to the choice of law principles of such state.

7.	Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

8.

Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

9.

Entire Agreement; Amendment and Waiver; Successors and Assigns. This Agreement contains the entire understanding of the parties hereto with respect to, and supersedes all prior agreements relating to, its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings among the parties other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and assigns.

10.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the physical address specified in this Section 10, or at such other physical address as is provided by a party to this Agreement to the other party pursuant to notice given in accordance with the provisions of this Section, or when actually received by electronic mail at the applicable electronic mail address below or at such other electronic mail address as is provided by a party to this Agreement to the other party pursuant to notice given in accordance with the provisions of this Section:

if to the Company:

Sun BioPharma, Inc.
712 Vista Blvd, Suite 305
Waconia, Minnesota 55387
Attention: President and Chief Executive Officer
Email: dkaysen@sunbiopharma.com

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
Attention: W. Morgan Burns
Email: morgan.burns@faegrebd.com

if to Stockholder, then to the most recent physical or electronic mail address provided by Stockholder to the Company.

11.

No Third-Party Beneficiaries. Nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatory of the undersigned as of the date first written above.

SUN BIOPHARMA, INC.

By:	/s/ David B. Kaysen
David B. Kaysen
President and Chief Executive Officer

[Signature Page to Standstill Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the date first written above.

/s/ Ryan R. Gilbertson
RYAN R. GILBERTSON

[Signature Page to Standstill Agreement]